Exhibit 4.3

SECOND AMENDMENT

TO THE RIGHTS AGREEMENT BETWEEN

NABORS INDUSTRIES LTD.

AND

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

THIS SECOND AMENDMENT TO THE RIGHTS AGREEMENT (this “Amendment”) is made as of this 15th day of July, 2013, by and between Nabors Industries Ltd., a Bermuda exempted company (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement (as defined below).

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of July 16, 2012 and amended as of April 4, 2013 (the “Rights Agreement”).

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the time at which any Person becomes an Acquiring Person, the Company may, and the Rights Agent shall, if the Company so directs, amend the Rights Agreement without the approval of any holders of Rights Certificates.

WHEREAS, subject to and in accordance with the terms of this Amendment, the Company and the Rights Agent desire to amend the Rights Agreement in certain respects, as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereby agree as follows:

1.                                      The definition of “Final Expiration Date” set forth in Section 1 of the Rights Agreement is hereby amended to read in its entirety as follows, and each other reference to such date shall be amended therewith:

“Final Expiration Date” shall mean July 16, 2016.

2.                                      Section 7(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

“(b) The purchase price for each one one-thousandth of a Preferred Share (or such other securities or property to be acquired upon exercise of a Right, as applicable) to be purchased upon the exercise of a Right shall initially be eighty United States Dollars (US$80.00) (the “Purchase Price”), and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.”

3.                                      In the Rights Certificate attached as Exhibit B to the Rights Agreement, the reference to “July 16, 2013” is hereby amended and replaced with the words “July 16, 2016”.

4.                                      In the Rights Certificate attached as Exhibit B to the Rights Agreement, the reference to the number “70.00” is hereby amended and replaced with the number “80.00”.

5.                                      In the Summary of Rights attached as Exhibit C to the Rights Agreement, the reference to the number “70.00” is hereby amended and replaced with the number “80.00”.

6.                                      In the Summary of Rights attached as Exhibit C to the Rights Agreement, the reference to “July 16, 2013” is hereby amended and replaced with the words “July 16, 2016”.

7.                                      This Amendment shall be deemed effective as of the date hereof.  The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms and, except as set forth herein, shall be otherwise unaffected hereby.

8.                                      This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

9.                                      This Amendment may be executed in any number of counterparts (including by facsimile or PDF) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10.                               If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature page(s) follow(s)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date and year first above written.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

COMPUTERSHARE TRUST COMPANY, N.A.,
Rights Agent

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration

CERTIFICATE

This certificate is delivered to Computershare Trust Company, N.A., in connection with that certain Rights Agreement, dated as of July 16, 2012 (as amended to date, the “Rights Agreement”), by and among Nabors Industries Ltd., a Bermuda exempted company (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), in accordance with Section 27 of the Rights Agreement.  Pursuant to Section 27 of the Rights Agreement, the Rights Agent has agreed to execute the attached Second Amendment to the Rights Agreement upon delivery of this certificate from counsel to the Company stating that such Second Amendment to the Rights Agreement complies with the terms of Section 27 of the Rights Agreement.

The undersigned, as counsel to the Company, hereby certifies that the attached Second Amendment to the Rights Agreement complies with the terms of Section 27 of the Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 15th day of July, 2013.

By:
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